Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference on Form S-8 (No. 333-238287) of ADC Therapeutics SA of our report dated March 18, 2021, relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers SA

Lausanne, Switzerland
March 18, 2021